DISCOVERY, INC. REPORTS THIRD QUARTER 2019 RESULTS

Silver Spring, MD – November 7, 2019: Discovery, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the quarter ended September 30, 2019.

David Zaslav, President and Chief Executive Officer of Discovery said, "Discovery once again delivered strong financial results across our portfolio, generating healthy revenue growth in the U.S. and internationally, and significant operational efficiencies from our ongoing transformation efforts. We also made progress in the buildout of our digital ecosystems that leverage our owned programming and brand strength. With a solid financial profile and strong balance sheet, we are able to invest meaningfully in our business and create additional value for shareholders."

Third Quarter 2019 Financial Highlights

•	Total Company revenues increased 3% to $2,678 million or increased 5% ex-FX(1).

–	U.S. advertising revenues increased 3% and distribution increased 6%; and

–	International advertising revenues increased 10% and distribution increased 8%, ex-FX.

•	Net income increased to $262 million and diluted EPS increased to $0.35 per share.

•	Adjusted OIBDA(2) increased 6% to $1,126 million or increased 9% ex-FX.

•	Adjusted EPS(3) was $0.87 per diluted share, excluding certain items.

•	Free cash flow(4) decreased 3% to $884 million.

•	The Company repurchased nearly 12 million shares for $300 million, at an average price of $25.93 per share.

Dollars in millions, except	Three Months Ended September 30,				Nine Months Ended September 30,
per share amounts	2019	2018	Change	Ex-FX(1)	2019	2018	Change(5)	Ex-FX(1,5)
Total Revenues	$2,678	$2,592	3%	5%	$8,270	$7,744	7%	9%
Net Income	$262	$117	NM		$1,593	$325	NM
U.S. Networks	1,005	901	12%		3,192	2,536	26%
International Networks	237	254	(7)%	5%	742	727	2%	13%
Total Adjusted OIBDA(6)	$1,126	$1,060	6%	9%	$3,566	$2,991	19%	22%
Diluted EPS	$0.35	$0.16	NM		$2.21	$0.47	NM
Adjusted EPS	$0.87	$0.79	10%		$2.70	$2.10	29%
Free Cash Flow	$884	$907	(3)%		$1,978	$1,541	28%
NM: Not meaningful

Operational Highlights

•	Food Network Kitchen, a first-of-its-kind direct to consumer product with live, interactive cooking instruction, and a collaboration with Amazon, launched in the U.S.

•	Discovery was the No. 1 most-watched TV portfolio in the U.S. among women 25-54 for the last six months(7).

•	TLC delivered another record-breaking quarter as the No. 1 ad-supported cable network in primetime among women 25-54 and women 18-49, with delivery up 16% and 10%, respectively(8).

•	Share of viewing in the top-10 international markets increased 3% on average in the third quarter(9).

Third Quarter 2019 Consolidated Results

•	Revenues increased 3% to $2,678 million, or increased 5% excluding the impact of foreign currency fluctuations ("ex-FX")(1), compared with the prior year's quarter.

•
Net income increased to $262 million, or $0.35 per diluted share, primarily due to higher operating results, lower restructuring and other charges and to a lesser extent, lower interest expense, partially offset by the impact from a non-cash goodwill impairment charge in our Asia-Pacific region.

•
Adjusted Operating Income Before Depreciation and Amortization ("Adjusted OIBDA")(2) increased 6% to $1,126 million, as a 12% increase in U.S. Networks Adjusted OIBDA was partially offset by a 7% decrease in International Networks Adjusted OIBDA. Ex-FX, total Adjusted AOIBDA increased 9% and International Networks Adjusted OIBDA increased 5%.

•
Adjusted Earnings Per Diluted Share ("Adjusted EPS")(3) was $0.87. Adjusted EPS excludes the per share impact from amortization of acquisition-related intangible assets, net of tax of $0.29, an after-tax, non-cash impairment on goodwill of $0.21, and restructuring and other charges, net of tax, of $0.02.

•
Free cash flow(4) decreased 3% to $884 million due to an increase in digital investments and capital expenditures, partially offset by lower restructuring and other charges. Cash provided by operating activities increased 2% to $951 million reflecting an increase in net income due to higher operating results and lower restructuring and other charges. Capital expenditures increased $43 million to $67 million due to transformation projects related to technology infrastructure and software development, as well as expenses related to real estate consolidation.

Third Quarter 2019 Segment Results

U.S. Networks

Dollars in millions	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change	2019	2018	Change(5)
Advertising	$1,019	$991	3%	$3,194	$2,708	18%
Distribution	681	644	6%	2,066	1,812	14%
Other	25	39	(36)%	80	108	(26)%
Total Revenues	$1,725	$1,674	3%	$5,340	$4,628	15%
Costs of Revenues, Excluding Depreciation & Amortization	434	486	(11)%	1,297	1,297	—%
Selling, General & Administrative	286	287	—%	851	795	7%
Adjusted OIBDA	$1,005	$901	12%	$3,192	$2,536	26%

•	Revenues increased 3% to $1,725 million.

–
Growth in advertising was primarily driven by increases in pricing and to a lesser extent, the continued monetization of digital content offerings and inventory, and partially offset by lower overall ratings and the impact of audience declines on the linear networks.

–
Growth in distribution was primarily driven by increases in contractual affiliate rates and additional carriage on streaming platforms, partially offset by the impact from a decline in overall subscribers.

–	Total portfolio subscribers for September 2019 were 4% lower than September 2018, while subscribers to the fully distributed networks were 1% lower.

•	Operating expenses decreased 7% to $720 million.

–	Costs of revenues decreased primarily due to content synergies related to the integration of Scripps Networks.

–	SG&A was flat as reductions in technology, professional services fees and personnel costs due to restructuring and the integration of Scripps Networks were offset by higher marketing expenses.

•	Adjusted OIBDA increased 12% to $1,005 million.

International Networks

Dollars in millions	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	2018	Change	Ex-FX(1)	2019	2018	Change(4)	Ex-FX(1,5)
Advertising	$394	$374	5%	10%	$1,253	$1,232	2%	9%
Distribution	520	508	2%	8%	1,565	1,577	(1)%	5%
Other	36	34	6%	12%	104	256	(59)%	(56)%
Total Revenues	$950	$916	4%	9%	$2,922	$3,065	(5)%	2%
Costs of Revenues, Excluding Depreciation & Amortization	479	449	7%	8%	1,483	1,675	(11)%	(7)%
Selling, General & Administrative	234	213	10%	15%	697	663	5%	12%
Adjusted OIBDA	$237	$254	(7)%	5%	$742	$727	2%	13%

•	Revenues increased 4% to $950 million. Ex-FX, revenues increased 9%.

–
Ex-FX, growth in advertising was primarily driven by the consolidation of the UKTV Lifestyle Business, expansion of digital content offerings and to a lesser extent, higher pricing in certain markets in Europe.

–
Ex-FX, growth in distribution was driven by certain content licensing arrangements, contractual price increases and new channel launches in our Latin America region, increases in digital licensing revenues and growth in Europe related to increases in pricing and monetization of digital content offerings.

•	Operating expenses increased 8% to $713 million. Ex-FX, operating expenses increased 10%.

–	Ex-FX, costs of revenues increased primarily due to higher expenses associated with expanded digital content offerings and to a lesser extent, consolidation of the UKTV Lifestyle Business.

–	Ex-FX, SG&A increased primarily due to higher technology and personnel costs as a result of expanded digital content offerings and higher marketing related expenses.

•	Adjusted OIBDA decreased 7% to $237 million. Ex-FX, Adjusted OIBDA increased 5%.

Other
The Other segment's revenues of $3 million and Adjusted OIBDA of $1 million were consistent with the prior year's quarter.

Corporate and Inter-Segment Eliminations
Corporate Adjusted OIBDA for the third quarter of 2019 decreased 23% compared with the prior year's quarter, primarily due to expenses associated with transformation projects related to technology infrastructure and software development, as well as facilities-related expenses due to real estate consolidation.

Other Items
Share Buyback
In April 2019, the Company's Board of Directors authorized additional common stock repurchases of up to $1 billion. Under the stock repurchase authorization, management is authorized to purchase shares from time to time through open market purchases at prevailing prices or privately negotiated purchases subject to market conditions and other factors. During the quarter, the Company, pursuant to its existing stock repurchase authorization, repurchased nearly 12 million shares of its Series C common stock for a total of $300 million, at an average price of $25.93 per share.

Full Year 2019 Outlook(10)
Discovery will provide forward-looking guidance in connection with this quarterly earnings announcement on its quarterly earnings conference call. Details on how to access the call and webcast are included below.

Conference Call Information
Discovery will host a conference call today, November 7, 2019 at 8:30 a.m. ET to discuss its third quarter results. To listen to the call, visit https://corporate.discovery.com or dial 1-844-452-2811 inside the U.S. and 1-574-990-9832 outside of the U.S., using conference passcode: DISCA.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on March 1, 2019 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, expected to be filed today.

Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, statements regarding investing in the Company's programming, strategic growth initiatives, and the effects of the Scripps Networks acquisition and related transactions. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

About Discovery, Inc.
Discovery, Inc. (Nasdaq: DISCA, DISCB, DISCK) is a global leader in real life entertainment, serving a passionate audience of superfans around the world with content that inspires, informs and entertains. Discovery delivers over 8,000 hours of original programming each year and has category leadership across deeply loved content genres around the world. Available in 220 countries and territories and in nearly 50 languages, Discovery is a platform innovator, reaching viewers on all screens, including TV Everywhere products such as the GO portfolio of apps; direct-to-consumer streaming services such as Eurosport Player and MotorTrend OnDemand; digital-first and social content from Group Nine Media; a landmark natural history and factual content partnership with the BBC; and a strategic alliance with PGA TOUR to create the international home of golf. Discovery’s portfolio of premium brands includes Discovery Channel, HGTV, Food Network, TLC, Investigation Discovery, Travel Channel, MotorTrend, Animal Planet, and Science Channel, as well as OWN: Oprah Winfrey Network in the U.S., Discovery Kids in Latin America, and Eurosport, the leading provider of locally relevant, premium sports and Home of the Olympic Games across Europe. For more information, please visit https://corporate.discovery.com and follow @DiscoveryIncTV across social platforms.

Contacts

Media	Investor Relations
Nathaniel Brown (212) 548-5959	Andrew Slabin (212) 548-5544
nathaniel_brown@discovery.com	andrew_slabin@discovery.com

DISCOVERY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Advertising	$1,413	$1,365	$4,447	$3,940
Distribution	1,201	1,152	3,631	3,389
Other	64	75	192	415
Total revenues	2,678	2,592	8,270	7,744
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	914	934	2,782	2,989
Selling, general and administrative	660	667	1,995	1,963
Depreciation and amortization	322	398	1,014	1,001
Impairment of goodwill	155	—	155	—
Restructuring and other charges	8	224	20	652
Gain on disposition	—	—	—	(84)
Total costs and expenses	2,059	2,223	5,966	6,521
Operating income	619	369	2,304	1,223
Interest expense, net	(163)	(185)	(515)	(558)
Loss on extinguishment of debt	—	—	(28)	—
(Loss) income from equity investees, net	(11)	9	(20)	(53)
Other expense, net	(1)	(15)	(10)	(84)
Income before income taxes	444	178	1,731	528
Income tax expense	(147)	(43)	(29)	(146)
Net income	297	135	1,702	382
Net income attributable to noncontrolling interests	(29)	(13)	(94)	(41)
Net income attributable to redeemable noncontrolling interests	(6)	(5)	(15)	(16)
Net income available to Discovery, Inc.	$262	$117	$1,593	$325
Net income per share allocated to Discovery, Inc. Series A, B and C common stockholders:
Basic	$0.35	$0.16	$2.22	$0.47
Diluted	$0.35	$0.16	$2.21	$0.47
Weighted average shares outstanding:
Basic	535	523	529	490
Diluted	713	713	714	679

DISCOVERY, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions, except par value)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$813	$986
Receivables, net	2,695	2,620
Content rights, net	442	313
Prepaid expenses and other current assets	363	312
Total current assets	4,313	4,231
Noncurrent content rights, net	3,095	3,069
Property and equipment, net	856	800
Goodwill, net	12,977	13,006
Intangible assets, net	8,880	9,674
Equity method investments, including note receivable	529	935
Other noncurrent assets	2,175	835
Total assets	$32,825	$32,550
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$380	$325
Accrued liabilities	1,462	1,604
Deferred revenues	384	249
Current portion of debt	611	1,819
Total current liabilities	2,837	3,997
Noncurrent portion of debt	14,757	14,974
Deferred income taxes	1,624	1,811
Other noncurrent liabilities	2,028	1,251
Total liabilities	21,246	22,033
Commitments and contingencies
Redeemable noncontrolling interests	446	415
Equity:
Discovery, Inc. stockholders’ equity:
Series A-1 convertible preferred stock: $0.01 par value; 8 shares authorized, issued and outstanding	—	—
Series C-1 convertible preferred stock: $0.01 par value; 6 shares authorized; 5 and 6 shares issued; and 5 and 6 shares outstanding	—	—
Series A common stock: $0.01 par value; 1,700 shares authorized; 161 and 160 shares issued; and 158 and 157 shares outstanding	2	2
Series B convertible common stock: $0.01 par value; 100 shares authorized; 7 shares issued and outstanding	—	—
Series C common stock: $0.01 par value; 2,000 shares authorized; 537 and 524 shares issued; and 362 and 360 shares outstanding	5	5
Additional paid-in capital	10,718	10,647
Treasury stock, at cost: 178 and 167 shares	(7,037)	(6,737)
Retained earnings	6,859	5,254
Accumulated other comprehensive loss	(1,029)	(785)
Total Discovery, Inc. stockholders' equity	9,518	8,386
Noncontrolling interests	1,615	1,716
Total equity	11,133	10,102
Total liabilities and equity	$32,825	$32,550

DISCOVERY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Nine Months Ended September 30,
	2019	2018
Operating Activities
Net income	$1,702	$382
Adjustments to reconcile net income to cash provided by operating activities:
Content rights amortization and impairment	2,078	2,523
Depreciation and amortization	1,014	1,001
Deferred income taxes	(572)	(140)
Impairment of goodwill	155	—
Share-based compensation expense	82	92
Equity in losses of equity method investee companies, net of cash distributions	61	106
Unrealized loss (gain) from derivative instruments, net	53	(2)
Loss on extinguishment of debt	28	—
Remeasurement gain on previously held equity interest	(14)	—
Realized gain from derivative instruments, net	(12)	—
Gain on disposition	—	(84)
Other, net	47	56
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Receivables, net	(84)	(19)
Content rights and payables, net	(2,332)	(2,222)
Accounts payable and accrued liabilities	(21)	(123)
Prepaid income taxes and income taxes receivable	43	(53)
Foreign currency and other, net	(61)	130
Cash provided by operating activities	2,167	1,647
Investing Activities
Business acquisitions, net of cash acquired	(60)	(8,565)
Investments in and advances to equity investments	(215)	(56)
Purchases of property and equipment	(189)	(106)
Proceeds from dissolution of joint venture and sale of investments	117	—
Proceeds from (payments for) derivative instruments, net	52	(3)
Proceeds from dispositions, net of cash disposed	—	107
Proceeds from sale of assets	—	68
Other investing activities, net	4	6
Cash used in investing activities	(291)	(8,549)
Financing Activities
Principal repayments of debt, including discount payment	(2,652)	—
Borrowings from debt, net of discount and issuance costs	1,479	—
Repurchases of stock	(300)	—
Distributions to noncontrolling interests and redeemable noncontrolling interests	(227)	(59)
Principal repayments of revolving credit facility	(225)	(100)
Principal repayments of finance lease obligations	(35)	(37)
Payments for hedging instruments	(18)	—
Share-based plan (payments) proceeds, net	(9)	44
(Repayments) borrowings under program financing line of credit, net	(8)	23
Borrowings under term loan facilities	—	2,000
Principal repayments of term loans	—	(2,000)
Commercial paper borrowings, net	—	293
Other financing activities, net	3	(16)
Cash (used in) provided by financing activities	(1,992)	148
Effect of exchange rate changes on cash and cash equivalents	(57)	(24)
Net change in cash and cash equivalents	(173)	(6,778)
Cash and cash equivalents, beginning of period	986	7,309
Cash and cash equivalents, end of period	$813	$531

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NET INCOME TO
ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Three Months Ended September 30, 2019
	U.S. Networks	International Networks	Other	Corporate and Inter-Segment Eliminations	Total
Net income available to Discovery, Inc.					$262
Net income attributable to redeemable noncontrolling interests					6
Net income attributable to noncontrolling interests					29
Income tax expense					147
Other expense, net					1
Loss from equity investees, net					11
Interest expense, net					163
Operating income (loss)	$771	$—	$3	$(155)	$619
Restructuring and other charges	4	5	—	(1)	8
Impairment of goodwill	—	155	—	—	155
Depreciation and amortization	228	77	—	17	322
Employee share-based compensation	—	—	—	11	11
Transaction and integration costs	—	—	—	11	11
Inter-segment eliminations	2	—	(2)	—	—
Total Adjusted OIBDA	$1,005	$237	$1	$(117)	$1,126

	Three Months Ended September 30, 2018
	U.S. Networks	International Networks	Other	Corporate and Inter-Segment Eliminations	Total
Net income available to Discovery, Inc.					$117
Net income attributable to redeemable noncontrolling interests					5
Net income attributable to noncontrolling interests					13
Income tax expense					43
Other expense, net					15
(Income) from equity investees, net					(9)
Interest expense, net					185
Operating income (loss)	$399	$146	$1	$(177)	$369
Restructuring and other charges	206	16	—	2	224
Depreciation and amortization	296	82	—	20	398
Employee share-based compensation	—	—	—	43	43
Transaction and integration costs	3	3	—	20	26
Inter-segment eliminations	(3)	7	(1)	(3)	—
Total Adjusted OIBDA	$901	$254	$—	$(95)	$1,060

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NET INCOME TO
ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Nine Months Ended September 30, 2019
	U.S. Networks	International Networks	Other	Corporate and Inter-Segment Eliminations	Total
Net income available to Discovery, Inc.					$1,593
Net income attributable to redeemable noncontrolling interests					15
Net income attributable to noncontrolling interests					94
Income tax expense					29
Other expense, net					10
Loss from equity investees, net					20
Loss on extinguishment of debt					28
Interest expense, net					515
Operating income (loss)	$2,456	$339	$11	$(502)	$2,304
Restructuring and other charges	11	15	—	(6)	20
Impairment of goodwill	—	155	—	—	155
Depreciation and amortization	723	241	—	50	1,014
Employee share-based compensation	—	—	—	80	80
Transaction and integration costs	—	—	—	22	22
Settlement of a withholding tax claim	—	(29)	—	—	(29)
Inter-segment eliminations	2	21	(8)	(15)	—
Total Adjusted OIBDA	$3,192	$742	$3	$(371)	$3,566

	Nine Months Ended September 30, 2018
	U.S. Networks	International Networks	Other	Corporate and Inter-Segment Eliminations	Total
Net income available to Discovery, Inc.					$325
Net income attributable to redeemable noncontrolling interests					16
Net income attributable to noncontrolling interests					41
Income tax expense					146
Other expense, net					84
Loss from equity investees, net					53
Interest expense, net					558
Operating income (loss)	$1,581	$217	$91	$(666)	$1,223
Gain on disposition	—	—	(84)	—	(84)
Restructuring and other charges	259	262	1	130	652
Depreciation and amortization	691	232	3	75	1,001
Employee share-based compensation	—	—	—	92	92
Transaction and integration costs	7	3	—	97	107
Inter-segment eliminations	(2)	13	(8)	(3)	—
Total Adjusted OIBDA	$2,536	$727	$3	$(275)	$2,991

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

CALCULATION OF ADJUSTED EARNINGS PER DILUTED SHARE

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change	2019	2018	Change
Diluted net income per share allocated to Discovery, Inc. Series A, B and C common stockholders:	$0.35	$0.16	$0.19	$2.21	$0.47	$1.74
Per share impacts, net of tax:
Amortization of acquisition-related intangible assets	0.29	0.36	(0.07)	0.91	0.89	0.02
Impairment of goodwill	0.21	—	0.21	0.21	—	0.21
Restructuring and other charges	0.02	0.27	(0.25)	0.04	0.83	(0.79)
Legal entity restructuring, deferred tax impact	—	—	—	(0.64)	—	(0.64)
Settlement of a withholding tax claim	—	—	—	(0.03)	—	(0.03)
Gain on sale of Education business	—	—	—	—	(0.09)	0.09
Adjusted earnings per diluted share	$0.87	$0.79	$0.08	$2.70	$2.10	$0.60

CALCULATION OF FREE CASH FLOW

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	2018	Change	% Change	2019	2018	Change	% Change
Cash provided by operating activities	$951	$931	$20	2%	$2,167	$1,647	$520	32%
Purchases of property and equipment	(67)	(24)	(43)	NM	(189)	(106)	(83)	(78)%
Free cash flow	$884	$907	$(23)	(3)%	$1,978	$1,541	$437	28%

Non-GAAP Financial Measures
In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA, Adjusted EPS and free cash flow. These non-GAAP measures should be considered in addition to, but not as a substitute for, operating income, net income, earnings per diluted share and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules for reconciliations to the most comparable GAAP measures.

Definitions and Sources
(1) Methodology for Calculating Growth Rates Excluding the Impact of Currency Effects: The impact of exchange rates on our business is an important factor in understanding period-to-period comparisons of our results. For example, our international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S. dollar strengthens relative to other foreign currencies. We believe the presentation of results on a constant currency basis ("ex-FX"), in addition to results reported in accordance with GAAP, provides useful information about our operating performance because the presentation ex-FX excludes the effects of foreign currency volatility and highlights our core operating results. The presentation of results on a constant currency basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with GAAP.

The ex-FX change represents the percentage change on a period-over-period basis adjusted for foreign currency impacts. The ex-FX change is calculated as the difference between the current year amounts translated at a baseline rate, which is a spot rate for each of our currencies determined early in the fiscal year as part of our forecasting process (the “2019 Baseline Rate”), and the prior year amounts translated at the same 2019 Baseline Rate.

In addition, consistent with the assumption of a constant currency environment, our ex-FX results exclude the impact of our foreign currency hedging activities, as well as realized and unrealized foreign currency transaction gains and losses. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies.

(2) Adjusted OIBDA and Adjusted OIBDA Excluding the Impact of Currency Effects: The Company evaluates the operating performance of its segments based on financial measures such as revenues and Adjusted OIBDA. Adjusted OIBDA is defined as operating income excluding: (i) employee share-based compensation, (ii) depreciation and amortization, (iii) restructuring and other charges, (iv) certain impairment charges, (v) gains and losses on business and asset dispositions, (vi) certain inter-segment eliminations related to production studios, (vii) third-party transaction costs directly related to the acquisition and integration of Scripps Networks and other transactions, and (viii) other items impacting comparability.

The Company uses this measure to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses.

The Company excludes share-based compensation, restructuring and other charges, certain impairment charges, gains and losses on business and asset dispositions and the Scripps Networks transaction and integration costs from selling, general and administrative expenses for the calculation of Adjusted OIBDA due to their impact on comparability between periods. The Company also excludes depreciation of fixed assets and amortization of intangible assets, as these amounts do not represent cash payments in the current reporting period. Certain corporate expenses are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives. Adjusted OIBDA should be considered in addition to, but not a substitute for, operating income, net income and other measures of financial performance reported in accordance with GAAP. Refer to the comments above for the methodology to calculate growth rates excluding foreign currency effects.

Effective January 1, 2019, our definition of Adjusted OIBDA was modified to exclude all employee share-based compensation, whereas only mark-to-market share-based compensation was excluded previously. Over time, the Company has moved to a higher percentage of equity-classified awards (in lieu of liability-classified awards, which require mark-to-market accounting) under its stock incentive plans and expects to continue this action in future periods. Since most equity classified awards are non-cash expenses not entirely under management control, the Company has elected to exclude all share-based compensation from Adjusted OIBDA beginning in 2019. The revised definition of Adjusted OIBDA will be used by our chief operating decision maker in evaluating segment performance in 2019. Accordingly, prior period amounts have been recast to reflect the current definition.

(3) Adjusted EPS: The Company defines Adjusted EPS as earnings excluding the impact of amortization of acquisition-related intangible assets and meaningful one-time items, per diluted share. The Company believes Adjusted EPS is relevant to investors because this metric allows them to evaluate the performance of the Company's operations exclusive of the non-cash amortization of acquisition-related intangible assets and meaningful one-time items that impact the comparability of results from period to period.

(4) Free Cash Flow: The Company defines free cash flow as cash flow from operations less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders.

(5) Year to Date Comparability: The Company acquired Scripps Networks on March 6, 2018, resulting in material comparability differences for the nine months ended periods.

(6) Financial Highlights Table: This table presents a selection of the Company's financial results. Because the table excludes the "Other" and "Corporate and Inter-Segment Eliminations" business segments, total Adjusted OIBDA will not foot as presented.

(7) Source: Nielsen, 4/1/19 - 9/29/19, Total Day (Mon-Sun 6a-6a), Women 25-54, Live+7-day, Duration-Weighted Delivery: "Most Watched", among total TV portfolios.

(8) Source: Nielsen, 7/1/19 - 9/29/19, Primetime (Mon-Sun 8p-11p), Women 25-54 and Women 18-49, Live+3-day.

(9) Source: Total Audience Measurement among all individuals for the top-ten markets as ranked by advertising revenues. Share percent is defined as the share of viewing to all TV channels in a market, unless Nordics region, then share of viewing for commercial channels only.

(10) Outlook: Discovery does not expect to be able to provide a reconciliation of the non-GAAP forward-looking guidance to comparable GAAP measures as, at this time, the Company cannot determine the occurrence or impact of the adjustments, such as the effect of future changes in foreign currency exchange rates or future acquisitions or divestitures that would be excluded from such GAAP measures.

Source: Discovery, Inc.